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Exhibit 3.6

CERTIFICATE OF ELIMINATION

OF THE

SERIES C PARTICIPATING PREFERRED STOCK

OF

ANCHOR GLASS CONTAINER CORPORATION

        ANCHOR GLASS CONTAINER CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

        1.     The Board of Directors of the Corporation, by the unanimous written consent of its members filed with the minutes of the Board, duly adopted resolutions setting forth the proposed elimination of the Corporation's Series C Participating Preferred Stock (the "Series C Preferred Stock") as set forth herein:

          RESOLVED, that upon the redemption of the Series C Preferred Stock no shares of the Series C Preferred Stock will be outstanding and no additional shares will be issued; and further

          RESOLVED, that a Certificate of Elimination of the Series C Preferred Stock be filed with the Delaware Secretary of State which shall have the effect when filed and recorded in Delaware of eliminating from the Corporation's Certificate of Amendment of Amended and Restated Certificate of Incorporation and Certificate of Amendment of Certificate of Designation all references to the Series C Preferred Stock; and further

        2.     None of the authorized shares of the Corporation's Series C Preferred Stock are outstanding and no additional shares of the Corporation's Series C Preferred Stock will be issued.

        3.     In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to eliminate all reference to the Series C Preferred Stock.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be signed this 30th day of September, 2003.

By:	/s/ RICHARD A. KABAKER
	Name:	Richard A. Kabaker
	Title:	Vice President, General Counsel and Secretary

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  Exhibit 3.6
CERTIFICATE OF ELIMINATION OF THE SERIES C PARTICIPATING PREFERRED STOCK OF ANCHOR GLASS CONTAINER CORPORATION